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                                                                    EXHIBIT 99.1

                    REVOCABLE PROXY OF NBT NORTHWEST BANCORP

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                         SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 28, 1999
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         The undersigned hereby appoints ____________ and _____________ and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $1.00 par value, of NBT Northwest Bancorp ("NBT") held of record by the undersigned on August __, 1999, at the Special Meeting of Shareholders to be held at Doubletree Suites Hotel, 16500 Southcenter Blvd., Tukwila, Washington on SEPTEMBER 28, 1999, AT 7:00 P.M., local time, and at any and all adjournments of such Meeting, as follows:

1.  A proposal to approve the Agreement and Plan of Merger dated as      FOR             AGAINST          ABSTAIN
    of June 11, 1999 between NBT Northwest Bancorp, National Bank        ---             -------          -------
    of Tukwila and InterWest Bancorp, Inc. and the merger described      [  ]              [  ]             [  ]
    therein of NBT Northwest Bancorp with and into InterWest
    Bancorp, Inc.

2.  Whatever other business may properly be brought before the Special
    Meeting or any adjournment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of NBT prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from NBT prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Proxy Statement.

                            (SIGN ON REVERSE SIDE)
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                          PRINT NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)




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    SIGNATURE OF SHAREHOLDER                       SIGNATURE OF SHAREHOLDER



No. of Shares Owned:                            Dated:                    , 1999
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                                   * * * * *


         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD AND COMPLETE THE NUMBER OF SHARES OWNED. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN.


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        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY TO NBT IN
                     THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.
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